Exhibit 32.1

CERTIFICATIONS
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, John J. Quicke, certify to the best of my knowledge based upon a review of the Annual Report on Form 10-K of Steel Excel inc. (the “Form 10-K”), that the Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Steel Excel Inc. for the periods covered by the Form 10-K.

Date: March 8, 2013	By:	/s/ JOHN J. QUICKE
John J. Quicke Interim Chief Executive Officer (principal executive officer)

I, Mark A. Zorko, certify to the best of my knowledge based upon a review of the Form 10-K, that the Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Steel Excel Inc. for the periods covered by the Form 10-K.

Date: March 8, 2013	By:	/s/ MARK A. ZORKO
Mark A. Zorko Chief Financial Officer (principal financial officer)